Exhibit 99.1

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On January 8, 2015, MeadWestvaco Corporation (the “Company” or “MeadWestvaco”) issued a press release announcing a plan to separate its Specialty Chemicals business from the rest of the Company. On January 26, 2015, the Company announced it has entered into a Business Combination Agreement with Rock-Tenn Company to create a leading global provider of consumer and corrugated packaging (“TopCo”). The separation of the Specialty Chemicals business is expected to be executed by means of a tax-free spinoff to the shareholders of TopCo (the “Spinoff”). The Spinoff is expected to be completed by the end of 2015.

The following unaudited pro forma interim consolidated financial statements give effect to the Spinoff. The pro forma statement of operations for the three months ended March 31, 2015 is based on the historical consolidated financial statements of the Company giving effect to the Spinoff as if it had occurred on January 1, 2015. The pro forma balance sheet as of March 31, 2015 is based on the historical consolidated financial statements of the Company giving effect to the Spinoff as if it had occurred on March 31, 2015.

The unaudited pro forma interim consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Spinoff. However, in the opinion of management, all adjustments necessary to present fairly the unaudited pro forma interim consolidated financial statements have been made.

The Pro Formas illustrate the financial characteristics of the Spinoff under one set of assumptions and do not purport to represent the results of operations and financial condition that actually would have been if the events described above occurred as of the dates indicated, or what such results of operations and financial condition would be for any future periods.

The unaudited pro forma interim consolidated financial statements, and the accompanying notes, should be read in conjunction with (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, (ii) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and (iii) the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 27, 2015 presenting unaudited pro forma consolidated financial statements giving effect to the Spinoff as if it had occurred on January 1, 2012 for the pro forma consolidated statements of operations and on December 31, 2014 for the pro forma consolidated balance sheets.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts	Three Months Ended March 31, 2015
	Historical Balances (e)	Discontinued Operations Adjustments (a)	Pro Forma Balances (f),(g)
Net sales	$1,282	$(239)	$1,043

Cost of sales	1,045	(169)	876
Selling, general and administrative expenses	159	(26)	133
Interest expense	52	(4)	48
Other income, net	(18)	1	(17)

Income from continuing operations before income taxes	44	(41)	3
Income tax provision	13	(12)	1

Income from continuing operations	31	(29)	2
Less: Net income attributable to non-controlling interests, net of income taxes	—	1	(1)

Income from continuing operations attributable to the company	$31	$(28)	$3

Income from continuing operations per share attributable to the company – basic	$0.19	$0.16	$0.03

Income from continuing operations per share attributable to the company – diluted	$0.18	$0.16	$0.02

Shares used to compute income from continuing operations per share attributable to the company:
Basic	167.9	167.9	167.9
Diluted	170.8	170.8	170.8

The accompanying notes are an integral part of these unaudited pro forma interim consolidated financial statements.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

	March 31, 2015
In millions	Historical Balances (e)	Discontinued Operations Adjustments (b)	Pro Forma Balances Before Separation Adjustments	Separation Adjustments		Pro Forma Balances (f)

ASSETS
Cash and cash equivalents	$262	$—	$262	$—		$262
Accounts receivable, net	688	(129)	559	—		559
Inventories	681	(139)	542	—		542
Other current assets	139	(6)	133	—		133
Assets held for sale	93	—	93	—		93

Current assets	1,863	(274)	1,589	—		1,589

Net investment in discontinued operations	—	442	442	(442	) (c)	—
Property, plant, equipment and forestlands, net	3,306	(416)	2,890	—		2,890
Prepaid pension asset	1,401	—	1,401	—		1,401
Goodwill	680	(12)	668	—		668
Restricted assets held by special purpose entities	1,258	—	1,258	—		1,258
Other assets	625	(19)	606	—		606

	$9,133	$(279)	$8,854	$(442)		$8,412

LIABILITIES AND EQUITY
Accounts payable	$519	$(87)	$432	$—		$432
Accrued expenses	322	(19)	303	—		303
Notes payable and current maturities of long-term debt	74	(11)	63	—		63
Liabilities held for sale	22	—	22	—		22

Current liabilities	937	(117)	820	—		820

Long-term debt	1,810	(86)	1,724	—		1,724
Non-recourse liabilities held by special purpose entities	1,112	—	1,112	—		1,112
Deferred income taxes	1,319	(70)	1,249	—		1,249
Other long-term obligations	672	(3)	669	—		669

Commitments and contingencies	—	—	—	—		—

Equity:
Shareholders’ equity:
Common stock	2	—	2	—		2
Additional paid-in capital	2,902	—	2,902	—		2,902
Retained earnings	857	—	857	(442	) (d)	415
Accumulated other comprehensive loss	(631)	—	(631)	—		(631)

Total shareholders’ equity	3,130	—	3,130	(442)		2,688
Non-controlling interests	153	(3)	150	—		150

Total equity	3,283	(3)	3,280	(442)		2,838

	$9,133	$(279)	$8,854	$(442)		$8,412

The accompanying notes are an integral part of these unaudited pro forma interim consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma consolidated statement of operations of the Company for the three months ended March 31, 2015 is based on the historical statement of operations and gives effect to the Spinoff as if it had occurred on January 1, 2015. The unaudited pro forma consolidated balance sheet of the Company is based on the historical balance sheet as of March 31, 2015 and gives effect to the Spinoff as if it had occurred on March 31, 2015.

These unaudited pro forma interim consolidated financial statements are based on the assumptions and adjustments described in the notes to the pro forma adjustments and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Spinoff. However, in the opinion of management, all adjustments necessary to present fairly the unaudited pro forma interim consolidated financial statements have been made.

These unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what the Company’s results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.

The unaudited pro forma interim consolidated financial statements, and the accompanying notes, should be read in conjunction with (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, (ii) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and (iii) the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 27, 2015 presenting unaudited pro forma consolidated financial statements giving effect to the Spinoff as if it had occurred on January 1, 2012 for the pro forma consolidated statements of operations and on December 31, 2014 for the pro forma consolidated balance sheets.

2.	Pro Forma Adjustments

Pro forma adjustments to the unaudited consolidated financial statements are as follows:

(a)	Represents the reclassification of all revenues and expenses of the Specialty Chemicals business to discontinued operations. The measurement date for discontinued operations for the consolidated statement of operations was for the three months ended March 31, 2015.

(b)	Represents the reclassification of all assets and liabilities of the Specialty Chemicals business to discontinued operations. The measurement date for discontinued operations for the consolidated balance sheet was as of March 31, 2015.

(c)	Represents the removal of the net investment in discontinued operations as a result of the Spinoff.

(d)	Represents the distribution of the Specialty Chemicals business common stock to the shareholders of MeadWestvaco.

(e)	Represents the amounts previously reported on a continuing operations basis in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

(f)	Pro forma balances are presented on a continuing operations basis.

(g)	Pro forma income from continuing operations before income taxes includes restructuring and other charges of $22 million for the three months ended March 31, 2015.